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                                   EXHIBIT 99
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                                                          R.G. BARRY CORPORATION
                                                        13405 YARMOUTH ROAD N.W.
                                                          PICKERINGTON, OH 43147
                                                                     (NYSE: RGB)

AT THE COMPANY:
Daniel D. Viren     Roy Youst
SVP-Finance         Dir. Corp. Comm.
(614) 864-6400      (614) 729-7275

FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 18, 2002

                   R.G. BARRY EXPECTS A LOSS FOR THE FULL YEAR

PICKERINGTON, OHIO - OCTOBER 18, 2002 -- R.G. BARRY CORPORATION (NYSE: RGB) today said it has revised downward its revenue and earnings forecast for 2002. Although the Company expects to report second half sales and earnings growth, the increases will not be enough to offset first half losses. The Company now expects to report a loss for the full year.

"Our core footwear business is healthy, our initiatives to restore R.G. Barry to health and profitability remain sound and we continue to expect very strong fourth quarter sales and earnings in the core footwear business. The Company is, however, reducing its outlook for the full year because of two recent developments," said Gordon Zacks, Chairman and Chief Executive Officer.

          - The Company's Barry Vesture thermal retention business will not achieve its sales objectives for the third and fourth quarters. This will result in a significant operating loss for the second half and full year in that business unit. Barry Vesture had planned on strong product sales in the last four months of the year. Because of recent customer decisions to defer purchase decisions, actual sales for the remainder of the year will be significantly below forecast.

          - In the third quarter, the Company began to experience higher than forecasted core business shipping costs related to its new Nuevo Laredo, Mexico distribution center. These additional costs have been necessary in order to fulfill customers' footwear orders complete and on time in the period leading up to the critical holiday selling season.

"We are obviously disappointed. The strategic initiatives we have implemented have and will continue to positively impact our core business, but they are not enough to offset the cumulative losses incurred during the first nine months when combined with the expected fourth quarter loss in the Barry Vesture unit," Mr. Zacks concluded.






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The Company will report its third quarter 2002 financial results and conduct an investor conference call at 10 a.m. EST Wednesday, October 30, 2002.

To learn more about its businesses, visit R.G. Barry Corporation's Web sites at {www.rgbarry.com} and {www.microcoretechnology.com}.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements in this release, which are not historical fact are forward-looking statements based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business, including such things as product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; the effect of pricing pressures from retailers; inherent risks of international development, including foreign currency risks, the implementation of the Euro, economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings. Actual events affecting us and the impact of such events on our operations may vary from those currently anticipated.






















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